UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2015

MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood Street, 15th Floor Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 999-7552

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2015, MoneyGram International, Inc. (the “Company”) appointed Lawrence Angelilli, age 59, to be its Executive Vice President and Chief Financial Officer, effective January 1, 2016. As Executive Vice President and Chief Financial Officer, Mr. Angelilli will be responsible for oversight of finance, accounting and treasury related functions and development of the Company’s operational and strategic initiatives. Mr. Angelilli has served as the Company’s Senior Vice President, Corporate Finance and Treasurer since 2014 and Senior Vice President and Treasurer since 2011. In 2010, Mr. Angelilli served as Director of Underwriting at Hudson Advisors, a global asset management company affiliated with Lone Star Funds, a global private equity fund. From 1998 to 2009, Mr. Angelilli served as Senior Vice President of Finance at Centex Corporation, a publicly traded homebuilder and mortgage originator. The compensation that Mr. Angelilli will receive in his role as Executive Vice President and Chief Financial Officer will be determined by the Human Resources and Nominating Committee of the Company’s Board of Directors prior to the effective date of Mr. Angelilli’s new role, and an amendment to this Current Report on Form 8-K will be filed at a later date to disclose such compensation when that determination has been made. There are no arrangements or understandings between Mr. Angelilli and any other person pursuant to which he was selected as an officer. Mr. Angelilli does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Angelilli has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On October 28, 2015, the Company also appointed John Stoneham, age 37, to be its Vice President and Corporate Controller, effective immediately. In such capacity, Mr. Stoneham will serve as the Company’s principal accounting officer. Prior to such appointment, Mr. Stoneham served as the Company’s Vice President, Interim Controller since August 2015. Prior to that, Mr. Stoneham served in various accounting roles at the Company since 2012. From December 2011 to November 2012, Mr. Stoneham was the Corporate Controller for Cinsay, Inc., a software provider, and from January 2011 to December 2011, he was the SEC Reporting Manager at Archipelago Learning, a software-as-a-service provider of education products. He was previously a Manager for KPMG, an accounting and financial advisory services firm, which he joined in 2006. Mr. Stoneham is a certified public accountant in the State of Texas. In connection with his appointment as the Company’s Vice President and Corporate Controller, Mr. Stoneham’s salary was increased to $235,000 and he will be eligible to receive an annual cash incentive award with a target amount of 30% of his base salary and an annual equity or equity-based award of 40% of his base salary. There are no arrangements or understandings between Mr. Stoneham and any other person pursuant to which he was selected as an officer. Mr. Stoneham does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Stoneham has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On October 30, 2015, the Company issued a press release announcing the appointment of Mr. Angelilli. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated October 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Francis Aaron Henry
Name:	Francis Aaron Henry
Title:	Executive Vice President, General Counsel and Secretary

Date: October 30, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated October 30, 2015